UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 18, 2008

TRIANGLE ALTERNATIVE NETWORK INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	333-152376	26-2691611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2113 A Gulf Boulevard , Indian Rocks Beach, FL 33785
(Address of Principal executive offices) (Zip Code)

(727)538-7724
(Registrant's telephone number)

Summit Executive Center Suite 200, 135758 58th Street North, Clearwater, FL 33760
(Former address of principal executive offices) (zip code)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2008, the Board of Directors (the “Board”) of Triangle Alternative Network Incorporated (the “Company”) held a meeting and the majority of the directors voted to increase the number of seats of the Board to six seats , pursuant to the Company’s Bylaws, and to appoint Gerry Shirren, Vince Vellardita and Tiffany Kalahiki as directors.

On September 22, 2008, the Board held a meeting and the majority of the directors appointed Vince Vellardita as Chairman of the Board and Chief Executive Officer of the Company.

In a Notice of Resignation dated August 18, 2008, Phillip Pancoast resigned as Chief Operating Officers of the Company.  Mr. Pancoast did not serve on any committees on the Board.  In a resignation letter dated August 26, 2008, Sheldon I. Altfeld resigned as Interim Chief Executive Officer.  Mr. Altfeld did not serve on any committees on the Board.  In a resignation letter dated October 7, 2008, Rick Kizel resigned as Chief Financial Officer of the Company, effective October 5, 2008.  Mr. Kizel did not serve on any committees on the Board.  On October 7, 2008, the Board of Directors of the Company accepted the resignation of Rick Kizel as Director and Chairman and Steven Grunberg as Director of the Company.

On October 8, 2008, the Board held a meeting and the majority of the Directors appointed Vince Vellardita as Chairman and Director, Tiffany Kalahiki as Secretary, Treasurer and Director and Gerry Shirren as Chief Financial Officer and Director.  There are no family relationships among the newly appointed officers and directors.  A majority of the Directors also approved the change of address of the Company to 2113A Gulf Boulevard, Indian Rocks Beach, FL 33785.

On November 4, 2008, a majority of the shareholders, pursuant to the Company’s Bylaws, voted in favor of removing Philip Pancoast as Director of the Company.  The Board of Directors approved the removal of Philip Pancoast on November 4, 2008.

Vince Vellardita- Chief Executive Officer and Chairman of the Board

Mr. Vellardita has served as the President, Chief Executive Officer and Chairman of the Board of Valcom, Inc. since October 2000.  Mr. Vellardita opened Valcom Studios in Las Vegas and Valcom Studios become a major production and rehearsal studio of Las Vegas shows including Phantom of the Opera and Spamalot. Launching a live theatre division in 2005, Mr. Vellardita launched the company's live stage show `Headlights and Tailpipes' which premiered at the Las Vegas Stardust Hotel and Casino in June 2006. Mr. Vellardita also promoted the Rap Bowl in Detroit to coincide with the Super bowl featuring major rap artists such as Young Jeezy, Ludracris, Juvenile and Twista. Also in 2006, Mr. Vellardita secured the purchase of the assets of Media City Production in Burbank CA which he turned into VALCOM BURBANK STUDIOS, one of Burbank's premiere television production facilities, with three edit bays, two sound stages and over 25,000 square feet of production support. The Burbank Studios was the home of 'Jeopardy' and the 'Wheel of Fortune' post production for many years. The Burbank studios became a centre for major live interactive TV with the live production and broadcast of the interactive TV show `Take the Cake' and `Without Prejudice'.

Gerry Shirren- Chief Financial Officer and Director

Mr. Shirren is a Fellow of the Association of Certified Accountants FCCA and has been involved in the media industry for nearly 20 years.  From 2006 to the present, Mr. Shirren has served as a financial consultant to U.S. companies involved in firm, television, rights acquisitions and exploitation, bankruptcy turnarounds, corporate acquisition and financing.  From June 2005 to March 2008, Mr. Shirren has served as Chief Executive Officer and joint managing Director of Digital Animation Media Limited, an Ireland-based company involved in the development production and exploitation of animation properties for film and television.  From August 2005 to January 2008, Mr. Shirren has served as Chief Executive Officer and Director of Cambridge Animation Systems Limited, a United Kingdom based animation software tolls company with operations based in Ireland and the United Kingdom.  From 1995 to June 2005, Mr. Shirren served as Chief Executive Officer and Joint Managing Director of TerraGlyph, which was initially the European Production center for the Chicago based TerraGlyph Interactive and subsequently became an independent film, television and interactive production studio.  Mr. Shirren obtained his Business Diploma, with Honors, from the Athlone Institute of Technology in Ireland.

Tiffany Kalahiki- Secretary, Treasurer and Director

Ms. Kalahiki graduated cum laude from the University of Nevada in 2003 with a BS in Elementary Education.  Since 2004, she has worked in the Clark County School District as a teacher and substitute teacher.  Ms. Kalahiki has been the Vice President of ICAG, Inc., and Investment and Holding Company, since 1998.  Since 2008, Ms. Kalahiki has served as Secretary of BPT, Inc.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(C) SHELL COMPANY TRANSACTIONS.

Not applicable.

(D) EXHIBITS

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE ALTERNATIVE NETWORK INCORPORATED

Date: December 19, 2008	/s/ Vince Vellardita By: Vince Vellardita Chairman and Chief Executive Officer

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